EXHIBIT 10.34

SECOND AMENDED AND RESTATED
EXCHANGE AGREEMENT

dated as of

November 3, 2016

SECOND AMENDED AND RESTATED EXCHANGE AGREEMENT (the “Agreement”), dated as of November 3, 2016, among FIG Corp., a Delaware corporation (“FIG”), FIG Asset Co. LLC, a Delaware limited liability company (“FIGA”), Fortress Operating Entity I LP, a Delaware limited partnership (“FOE I”), FOE II (New) LP, a Delaware limited partnership (“FOE II”), and Principal Holdings I LP, a Delaware limited partnership (“PH I”), Peter L. Briger, Jr., Wesley R. Edens and Randal A. Nardone (Messrs. Briger, Edens, and Nardone are herein referred to collectively as the “Business Partners”). Capitalized terms used but not otherwise defined herein have the respective meanings ascribed thereto in Section 1.1.
WHEREAS, in connection with the closing of the IPO, Fortress and its Affiliates consummated the transactions described in the Registration Statement on Form S-1 filed with the Commission on November 8, 2006 (Registration No. 333-138514) (as amended and supplemented from time to time, the “IPO Registration Statement”);

WHEREAS, FIG, FIGA, FOE I, PH I, the Business Partners, Robert I. Kauffman, Michael E. Novogratz (Messrs. Kauffman and Novogratz, together with the Business Partners, are herein referred to collectively as the “Original Partners”), Fortress Operating Entity II LP, a Delaware limited partnership, and Fortress Operating Entity III LP, a Delaware limited partnership entered into an Exchange Agreement, dated as of February 13, 2007 (the “Original Agreement”), to provide for the possible future exchange by the Original Partners of Partnership Units for Class A Shares, on the terms and subject to the conditions set forth therein;

WHEREAS, Fortress Operating Entity II LP and Fortress Operating Entity III LP were merged with and into FOE I pursuant to an Agreement and Plan of Merger, dated as of December 10, 2009;

WHEREAS, the parties to the Original Agreement and Adam Levinson entered into an amended and restated Exchange Agreement dated as of March 1, 2011 (the “First Amended and Restated Agreement”) in order to establish alternative expedited procedures for possible future exchanges of Partnership Units for Class A Shares;

WHEREAS, pursuant to the Joinder to the First Amended and Restated Agreement, dated as of March 12, 2014, FOE II became party to the First Amended and Restated Agreement effective June 12, 2012;

WHEREAS, pursuant to the Purchase Agreement, dated as of December 21, 2012, by and among FOE I, FOE II, PH I and Mr. Kauffman and Aldel LLC, Mr. Kauffman no longer holds any Partnership Units eligible for exchange, and waived any and all rights, under the First Amended and Restated Agreement;

WHEREAS, pursuant to the Purchase Agreement, dated as of November 24, 2015, by and among FOE I, FOE II, PH I and Mr. Novogratz and each of the trusts party thereto, Mr. Novogratz no longer holds any Partnership Units eligible for exchange, and waived any and all rights, under the First Amended and Restated Agreement;

WHEREAS, pursuant to the Expedited Exchange Request and Waiver, dated as of September 8, 2016, from the Business Partners and Mr. Levinson to FOE I, FOE II and PH I, Mr. Levinson no longer holds any Partnership Units eligible for exchange, and waived any and all rights, under the First Amended and Restated Agreement;

WHEREAS, the parties hereto desire to amend and restate the First Amended and Restated Agreement to add FOE II, and remove Messrs. Kauffman, Novogratz and Levinson, as parties hereto and to establish a procedure whereby any Business Partner who ceases to hold Partnership Units eligible for exchange, shall waive any and all rights hereunder and cease to be party hereto;

WHEREAS, an Exchange Right, once exercised, represents a several, and not a joint and several, obligation of the Partnerships, and no Partnership shall have any obligation or right to acquire Partnership Units issued by another Partnership;

WHEREAS, no Partnership shall have any obligation to acquire from any Partner any Partnership Unit issued by it unless such Partner exercises its Exchange Right with respect to an equal number of Partnership Units in each Partnership and delivers to Fortress for cancellation a number of Class B Shares equal to such number of Partnership Units; and

WHEREAS, the parties hereto intend that an Exchange consummated hereunder be treated for Federal income tax purposes, to the extent possible, as a taxable sale of Partnership Units by the exchanging Partner to FIG or FIGA, as the case may be;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    DEFINITIONS. As used in this Agreement, the following terms have the following meanings:
An “AFFILIATE” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. “CONTROL” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“AGGREGATE VALUE” means, with respect to any Potentially Exchanged FOG Units, an amount equal to the product of (a) the number of such Potentially Exchanged FOG Units, multiplied by (b) the closing sales price of a Class A Share on the primary securities exchange on which the Class A Shares are then traded on the Business Day immediately preceding the date of delivery of the Request or Exchange Notice for such Potentially Exchanged FOG Units.
“AGREEMENT” has the meaning set forth in the recitals to this Agreement.
“Agreement AMONG PRINCIPALS” means the Agreement, dated as of February 13, 2007, by and among the Original Partners.
“BUSINESS DAY” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.
“BUSINESS PARTNERS” has the meaning set forth in the recitals to this Agreement.
“CALL RIGHT” has the meaning set forth in Section 2.3.
“CLASS A SHARES” means the Class A Shares of Fortress.
“CLASS B SHARES” means the Class B Shares of Fortress.
“CLOSING” and “CLOSING DATE” have the meanings set forth in Section 2.1(e)(i).
“COMMISSION” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.
“EXCHANGE” means the exchange by a Partner of a FOG Unit for a Class A Share, as described in Article II of this Agreement.
“EXCHANGE RIGHT” means the right of a Partner to exchange a FOG Unit for a Class A Share pursuant to Article II of this Agreement.
“EXCHANGE NOTICE” has the meaning set forth in Section 2.1(b).
“EXPEDITED EXCHANGE” is an exchange carried out in accordance with the expedited procedures set forth in Section 2.1(a)(ii) or that otherwise does not comply with all of the requirements set forth in Section 2.1(a)(i).
“EXPEDITED EXCHANGE REQUEST” has the meaning set forth in Section 2.1(a)(ii).
“FIG” has the meaning set forth in the recitals to this Agreement.
“FIGA” has the meaning set forth in the recitals to this Agreement.
“FINAL EXCHANGED FOG UNITS” means, with respect to any Partner and any Closing, an amount of FOG Units equal to (a) the number of Potentially Exchanged FOG Units of such Partner with respect to such Closing, less (b) the number of such Potentially Exchanged FOG Units with respect to which such Partner revokes a Request or Exchange Notice pursuant to Section 2.2.

“FIRST AMENDED AND RESTATED AGREEMENT” has the meaning set forth in the recitals to this Agreement.
“FOG UNIT” means a unit in the Fortress Operating Group, which represents one Partnership Unit in each Partnership.
“FORTRESS” means Fortress Investment Group LLC, a Delaware limited liability company formerly known as Fortress Investment Group Holdings LLC.
“FORTRESS OPERATING GROUP” means, collectively, the Persons directly Controlled by FIG or FIGA. As of the date of this Agreement, FOE I, FOE II and PH I constitute the Fortress Operating Group.
“GOVERNMENTAL ENTITY” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.
“INVESTING FOG UNIT” means refers one Partnership Unit in each of the Principal Entities.
“IPO” means the initial offering and sale of Class A Shares to the public, as described in the IPO Registration Statement.
“IPO REGISTRATION STATEMENT” has the meaning set forth in the recitals of this Agreement.
“LIENS” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.
“OPERATING ENTITIES” means the Persons directly Controlled by FIG.
“ORIGINAL AGREEMENT” has the meaning set forth in the recitals to this Agreement.
“ORIGINAL PARTNERS” has the meaning set forth in the recitals to this Agreement.
“PARTNERS” means the Business Partners, and all other Persons who execute and deliver a joinder to this Agreement, as contemplated in Section 3.3(i), subject to any such Person ceasing to be a party hereto in accordance with Section 3.3(ii).
“PARTNERSHIP” means any Person that is included in the Fortress Operating Group, and means any Operating Entity or Principal Entity. As of the date of this Agreement, the Partnerships consist of FOE I, FOE II and PH I, but if any other Person subsequently becomes a Partnership, FIG and FIGA will cause it to execute a joinder to this Agreement, pursuant to Section 3.4.
“PARTNERSHIP UNIT” means one unit of interest in any of the Partnerships (including, without limitation, a limited partnership interest and a limited liability company interest).
“PARTICIPATION NOTICE” has the meaning set forth in Section 2.1(b).
“PERMITTED TRANSFEREE” means with respect to each Business Partner (a) such Business Partner's spouse, (b) a lineal descendant of such Business Partner's maternal or paternal grandparents, the spouse of any such descendant or a lineal descendant of any such spouse, (c) a Charitable Institution (as defined below), (d) a trustee of a trust (whether inter vivos or testamentary), all of the current beneficiaries and presumptive remaindermen of which are one or more of such Business Partner and Persons described in clauses (a) through (c) of this definition; provided, however, that any subsequent transfer of any portion of the ownership of the entity such that it is owned in any part by a Person other than a Business Partner and/or a Person described in clauses (a) through (d) of this definition will not be deemed to be a transfer to a Permitted Transferee, (e) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by one or more of such Business Partner and Persons described in clauses (a) through (d) of this definition, (f) an individual mandated under a qualified domestic relations order, (g) a legal or personal representative of such Business Partner in the event of his death or Disability (as defined below), (h) any other Business Partner with respect to transactions contemplated by the Principals Agreement, and (i) any other Business Partner who is then employed by Fortress or any of its Affiliates or any Permitted Transferee of such Business Partner in respect to any transaction not contemplated by the Principals Agreement. For purpose of this definition: (i) “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and such adopted Person's descendants; (ii) Charitable Institution shall refer to an organization described in section 501(c)(3) of the Code (or any corresponding provision of a future United State Internal Revenue law) which is exempt from income taxation under section 501(a) thereof; (iii) “presumptive remaindermen” shall refer to those Persons entitled to a share of a trust's assets if it were then to terminate; and (iv) Disability shall refer to any physical or mental incapacity which prevents such Business Partner from carrying out all or substantially all of his duties under his employment agreement with Fortress or any of its Subsidiaries in such capacity for any period of one hundred twenty (120) consecutive days or any aggregate period of six (6) months in any 12-month period, as determined, in its sole discretion, by a majority of the members of the board of directors of Fortress, including a majority of the Business Partners who are then members of the board of directors of Fortress (but for the sake of clarity not including the Business Partner in respect of which the determination is being made).
“PERSON” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.
“POSSIBLE CLOSING DATE” means the fifth Business Day prior to the last Business Day of the calendar month immediately preceding the last calendar month of each fiscal quarter of Fortress.
“POTENTIALLY EXCHANGED FOG UNITS” means, with respect to any Partner and any Closing, the maximum number of FOG Units that such Partner wishes to exchange for Class A Shares at such Closing, as set forth in such Partner’s Request or Exchange Notice for such Closing.
“PRINCIPAL ENTITIES” means the Persons directly Controlled by FIGA.
“PRINCIPALS AGREEMENT” means the Agreement Among Principals, dated as of February 13, 2007, by and among the Original Partners.
“PROCEEDING” has the meaning set forth in Section 3.10.
“REQUEST” means a Standard Exchange Request or an Expedited Exchange Request, as the context requires.
“RPU” means a Fortress Operating Group Restricted Partnership Unit that either has vested or will vest, subject to certain conditions, into a Partnership Unit.
“SELECTED COURTS” has the meaning set forth in Section 3.10.
“Shareholders Agreement” means the Shareholders Agreement, dated as of February 13, 2007, by and among the Original Partners and Fortress.
“STANDARD EXCHANGE REQUEST” has the meaning set forth in Section 2.1(a)(i).
“SUBSIDIARIES” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

Section 1.2    GENDER. For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form, unless the context requires otherwise.

ARTICLE II

EXCHANGE

Section 2.1    EXCHANGE WITH ENTITIES.
(a)Notice for Exchange.
(i)    A Partner may elect to exchange any number of his FOG Units for Class A Shares by delivering a written notice (a “Standard Exchange Request”) to such effect to the Partnerships, not less than 25 Business Days prior to the date, which shall be a Possible Closing Date, that such Partner selects as the closing date for such exchange, setting forth the maximum number of FOG Units the Partner wishes to exchange for Class A Shares (such Partner's “Potentially Exchanged FOG Units”) and the applicable Possible Closing Date; provided, however, that the Potentially Exchanged FOG Units in a Standard Exchange Request must have an Aggregate Value, as of the date of such notice, of at least twenty million dollars ($20,000,000).
(ii)    In lieu of initiating an exchange in accordance with the requirements set forth in Section 2.1(a)(i), a Partner may elect to exchange any number of his FOG Units for Class A Shares by delivering a written notice (an “Expedited Exchange Request”) to such effect to the Partnerships, not less than one Business Day prior to the date that such Partner selects as the closing date for such exchange (which, for the avoidance of doubt, does not need to be a Possible Closing Date), setting forth the Potentially Exchanged FOG Units and the applicable closing date. For the avoidance of doubt, the Potentially Exchanged FOG Units in an Expedited Exchange Request are not subject to a minimum Aggregate Value.
(iii)    The Partner shall represent in the Request that he owns, and will continue to own until the Closing, (x) his Potentially Exchanged FOG Units (and if any Potentially Exchanged FOG Unit corresponds to an RPU, then, with respect to such RPU(s), the Partner shall represent instead that he owns the RPU, the RPU will vest prior to the Closing, and that he will own until the Closing the FOG Units into which such RPU will vest) and (y) the Class B Shares required to be delivered to Fortress at the applicable Closing, in the cases of clauses (x) and (y) above, free and clear of all Liens, except as set forth in such Request, and, if there are any Liens identified in the Request, such Partner shall covenant that he will deliver to the Partnerships at the applicable Closing evidence reasonably satisfactory to the Partnerships that all such Liens have been released.
(b)Notice to Other Partners. Promptly upon receipt of a valid Request from a Partner, each Partnership shall provide written notice (a “Participation Notice”) to every other Partner informing all such Partners that they may exchange FOG Units with the Partnerships for Class A Shares on the closing date set forth in the applicable Request. Each Partner shall have the right to exchange any or all of his FOG Units with the Partnerships for Class A Shares by delivering to the Partnerships, in the case of a Standard Exchange, ten Business Days of receipt, and, in the case of an Expedited Exchange, by 5:00 p.m., New York time, on the day of receipt of such Participation Notice, a written notice (an “Exchange Notice”), setting forth the Partner's desire to Exchange FOG Units and the number of FOG Units the Partner wishes to Exchange for Class A Shares. The Partner shall represent in the Participation Notice that he owns, and will continue to own until the Closing, such FOG Units (and if any Potentially Exchanged FOG Unit corresponds to an RPU, then, with respect to such RPU(s), the Partner shall represent instead that he owns the RPU, the RPU will vest prior to the Closing, and that he will own until the Closing the FOG Units into which such RPU will vest) and the Class B Shares required to be delivered to Fortress at the applicable Closing, in each case, free and clear of all Liens, except as set forth in such Exchange Notice, and, if there are any Liens identified in the Participation Notice, such Partner shall covenant that he will deliver to the Partnerships at the applicable Closing evidence reasonably satisfactory to the Partnerships that all such Liens have been released.
(c)Concurrent Exchanges. The Exchange Right, once exercised, represents a several, and not a joint and several, obligation of the Partnerships, and no Partnership shall have any obligation or right to acquire one or more Partnership Units issued by another Partnership. Notwithstanding any other provision of this Agreement, a Request or an Exchange Notice shall not be valid unless the Partner giving such Request or Exchange Notice requests an exchange of an equal number of Partnership Units in each Partnership.

(d)Engagement of a Financial Advisor. Upon receiving a valid Standard Exchange Request pursuant to Section 2.1(a)(i), or, in the case of an Expedited Exchange, within ten Business Days after the Closing for such Expedited Exchange, the Partnerships shall collectively engage a financial advisor of national reputation to determine the relative value of each Operating Entity and each Principal Entity as of the applicable Closing Date, and the parties hereto agree to be bound by such financial advisor's determination, including, without limitation, for tax reporting purposes. The parties agree, however, that in the event that the Partnerships have received a valuation or an opinion from a financial advisor of national reputation regarding such relative values dated within 45 days prior to the applicable Closing Date, and each of the board of directors of FIG and the sole member of FIGA determines in its good faith judgment that no material change has occurred since the date of such valuation or opinion, or is expected to occur prior to Closing, with respect to the Partnerships, the Partnerships may elect to use such valuation or opinion for purposes of this Section 2.1(d), and the parties hereto agree to be bound by such valuation or opinion, including, without limitation, for tax reporting purposes.
(e)Closing.
(i)If a valid Request has been timely delivered pursuant to Section 2.1(a)(i) or Section 2.1(a)(ii), as applicable, then, subject to Section 2.2, on the closing date set forth in such Request (as such date may be extended pursuant to Section 2.1(e)(ii), the “Closing Date”), the parties shall effect the closing (the “Closing”) of the transactions contemplated by Section 2.1 at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, 10036, or at such other time, at such other place, and in such other manner, as the applicable parties hereto shall agree in writing.
(ii)Any of the Partnerships may delay a Closing for up to six months by giving notice to all Partners and Partnerships of a new closing date, which need not be a Possible Closing Date, if (x) any of the Partnerships determines, based on the advice of counsel, that consummating an Exchange contemplated by this Section 2.1 on the closing date set forth in the applicable Request will result in adverse tax consequences to the general partner of such Partnership, or (y) any of the Partnerships determines, in its sole discretion, that consummating an Expedited Exchange initiated by any Partner other than a Business Partner on the closing date set forth in the applicable Request will result in adverse consequences to any Partnership.
(iii) The Partnerships are not required to effect a Closing relating to the delivery of a Request unless the aggregate number of Final Exchanged FOG Units of all Partners who elect to participate in such Closing by delivering a Request or Exchange Notice have an Aggregate Value of, in the case of a Standard Exchange, at least $50 million or, in the case of an Expedited Exchange, at least $1 million; provided, however, that the Partnerships may, collectively, waive this condition at any time.
(f)Closing Condition. The obligations of all of the parties to consummate an Exchange pursuant to this Section 2.1 shall be subject to the condition that there shall be no injunction, restraining order or decree of any nature of any Governmental Entity that is in effect that restrains or prohibits the exchange of Partnership Units for Class A Shares.
(g)Closing Deliveries. At each Closing, with respect to each Partner that requests the Exchange, or elects to participate in the Exchange, contemplated for such Closing:
(i)such Partner shall deliver to each Partnership certificates representing a number of Partnership Units in such Partnership equal to the number of such Partner's Final Exchanged FOG Units, together with stock powers duly endorsed in blank;
(ii)such Partner shall deliver to Fortress for cancellation a certificate or certificates representing a number of Class B Shares equal to the number of such Partner's Final Exchanged FOG Units, together with stock powers duly endorsed in blank;
(iii)if applicable, such Partner shall deliver evidence reasonably satisfactory to each Partnership that all Liens on his Final Exchanged FOG Units and Class B Shares delivered at Closing have been released;

(iv)each Partnership shall deliver to such Partner a certificate or certificates, registered in the name of such Partner or its designee, representing a number of Class A Shares equal to the product of (a) the number of Final Exchanged FOG Units, multiplied by (b) a fraction, the numerator of which is the value of such Partnership, and the denominator of which is the value of all Partnerships, as determined pursuant to Section 2.1(d); provided, however, that the Partnerships may elect to collectively deliver to such Partner a certificate or certificates representing a number of Class A Shares equal to the number of his Final Exchanged FOG Units;
(v)if a Partner delivers to a Partnership a certificate or certificates that represent more Partnership Units than the number of Final Exchanged FOG Units, then the Partnership shall deliver to such Partner a certificate or certificates registered in the name of such Partner or its designee, representing a number of Partnership Units in such Partnership equal to the excess of (a) the number of Partnership Units represented by the certificates delivered by such Partner at Closing, over (b) the number of Final Exchanged FOG Units; and
(vi)if a Partner delivers to Fortress a certificate or certificates that represent more Class B Shares than the number of Final Exchanged FOG Units, then the Partnership shall cause Fortress to deliver to such Partner a certificate or certificates registered in the name of such Partner or its designee, representing a number of Class B Shares equal to the excess of (a) the number of Class B Shares Units represented by the certificates delivered by such Partner at Closing, over (b) the number of Final Exchanged FOG Units.
(h)The parties agree that no Partner shall be required in an Exchange to deliver a number of Partnership Units in any Partnership or a number of Class B Shares that is different than the number of such Partner's Final Exchanged FOG Units.
(i)Notwithstanding anything to the contrary in Section 2.1(g)(iv) through (vi) above, in lieu of issuing physical certificates, a Partnership may elect to evidence the issuance of Partnership Units by recording an entry on the Partnership’s applicable books and records. Each Partnership agrees to evidence changes in Partnership Units using the same method (i.e., book entry as opposed to physical certificates).

Section 2.2    REVOCABILITY; EXPENSES.
(i)    The parties agree that a Partner may revoke a Request or an Exchange Notice with respect to any or all of the Potentially Exchanged FOG Units set forth in such Partner's Request or Exchange Notice, by delivery of a written notice to the Partnerships at any time prior to the applicable Closing. If, after giving effect to all such revocations, the Final Exchanged FOG Units of all Partners who elect to participate in a Closing have an Aggregate Value, in the case of a Standard Exchange, of less than $50 million, or, in the case of an Expedited Exchange, of less than $1 million, then the Partnerships will have no obligation to effect such Closing.
(ii)     Each party hereto shall bear his own expenses in connection with the transactions contemplated hereby. The fees and expenses of the financial advisor shall be the responsibility of the Partnerships, provided that if any such fees and expenses were incurred in connection with an Expedited Exchange, then each of the Partners participating in such Expedited Exchange shall also be responsible for a pro rata share (in proportion to the Aggregate Value of such Partner’s Final Exchanged FOG Units relative to the Aggregate Value of the total number of the Final Exchanged FOG Units included in such Expedited Exchange) of the entire amount of the fees and expenses that would otherwise be borne by the Partnerships. The parties hereto agree to be bound by this allocation of responsibility for expenses regardless of whether an Exchange is ultimately consummated.

Section 2.3    DELEGATION; FIG CALL RIGHT. Each of the Operating Entities hereby delegates to FIG all of its obligations to effect an Exchange, and each of the Principal Entities hereby delegates to FIGA all of its obligations to effect an Exchange. Each of FIG and FIGA hereby accepts such delegation, agrees to perform such obligations, and agrees to bear all of its own expenses associated with any Exchange. Notwithstanding any other provision of this Agreement, but subject to a Partnership's right to defer the Closing of an Exchange pursuant to Section 2.1(e)(ii), FIG shall have the right (the “Call Right”), but not the obligation, to assume FIGA’s obligations to effect an Exchange at any particular Closing with respect to FOG Units issued by a Principal Entity. FIG may exercise the Call Right by giving notice (which may be given orally) to such effect to FIGA prior to such Closing. If FIG exercises the Call Right, neither FIGA nor any of the Principal Entities shall be relieved of any of its obligations hereunder.

ARTICLE III

MISCELLANEOUS

Section 3.1    NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 3.1) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:
(a)    If to FIG, FIGA or any Partnership, to:

c/o Fortress Invest Group LLC
1345 Avenue of the Americas
46th Floor
New York, NY 10105
(T) (212) 798-6100
(F) (917) 591-8433
Attention: General Counsel
with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(T) (212) 735-3000
(F) (212) 735-2000
Attention: Joseph A. Coco, Esq.
(b)    if to any of the Partners, to:
the address and facsimile set forth in the records of Fortress

Section 3.2    INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Section 3.3    PARTNERS.
(i)To the extent a Business Partner (or a Permitted Transferee of a Business Partner) transfers his FOG Units, and corresponding Class B Shares, to a Permitted Transferee of such Business Partner or to any other Person in a transaction not in contravention of, and in accordance with, applicable Partnership Agreements, the Shareholder Agreement and Agreement Among Principals, then such Person shall have the right to execute and deliver a joinder to this Agreement, in form and substance reasonably satisfactory to each of FIG and FIGA, on behalf of the Partnerships each Controls, agreeing to become a “Partner” for all purposes of this Agreement. Each of FIG and FIGA may, in its sole discretion, on behalf of the Partnerships each Controls, allow an entity (a “Holding Entity”) that holds FOG Units and corresponding Class B Shares on behalf of employees of Fortress or any of its Subsidiaries to execute and deliver a joinder to this Agreement, in form and substance reasonably satisfactory to each of FIG and FIGA, on behalf of the Partnerships each Controls, agreeing to become a “Partner” for all purposes of this Agreement, except as otherwise provided in such joinder. In connection with the foregoing, each of FIG and FIGA may, in its sole discretion, on behalf of the Partnerships each Controls, grant a Holding Entity in the applicable joinder the right to effect an exchange of FOG Units and corresponding Class B Shares for Class A Shares in the event that no Partner delivers a Request during a given calendar year.
(ii)In the event that any Partner, whether by effecting an Exchange as contemplated hereby or by any other means, ceases to hold any Partnership Units eligible for future exchange, such Partner shall, immediately and automatically, cease to be party to this Agreement and to be a “Partner” for all purposes of this Agreement. Such Partner shall be deemed, immediately and automatically, to waive any and all rights such Partner may have hereunder and to agree that this Agreement may hereafter be modified, amended or terminated without consent of, notice to or approval by such Partner, provided that no such modification or amendment imposes any additional liability or obligation on such Partner.

Section 3.4    PARTNERSHIPS. Each of FIG and FIGA hereby agree that if any other Person subsequently becomes a Partnership, it will cause such Person to execute a joinder to this Agreement and become a “Partnership” for all purposes of this Agreement.

Section 3.5    SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 3.6    COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

Section 3.7    ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 3.8    FURTHER ASSURANCES. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

Section 3.9    GOVERNING LAW; EQUITABLE REMEDIES. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 3.10    CONSENT TO JURISDICTION. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of Newcastle (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Partners at their respective addresses referred to in Section 3.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (iii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 3.11    AMENDMENTS; WAIVERS.
(a)Subject to Section 3.11(c), no provision of this Agreement may be amended unless such amendment is approved in writing by each of FIG and FIGA, on behalf of itself and the Partnerships each Controls, and by Business Partners who, together with their Permitted Transferees, collectively hold at least two-thirds of the FOG Units collectively held by all of the Business Partners and their respective Permitted Transferees; provided, that no such amendment shall be effective if such amendment will have a disproportionate effect on certain Partners unless all such Partners disproportionately effected consent in writing to such amendment). No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.
(b)No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
(c)FIG and FIGA may amend this Agreement in writing without the approval or consent of any Business Partner or Permitted Transferees if such amendment does not materially and adversely affect any Partner’s Exchange Right.

Section 3.12    ASSIGNMENT. Except as contemplated by Section 3.3(i), neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 3.13    TAX TREATMENT. To the extent this Agreement imposes obligations upon a particular Partnership or its general partner, this Agreement shall be treated as part of the partnership agreement of such Partnership as described in Section 761(c) of the Internal Revenue Code of 1986, as amended, and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations. As required by the Code and the Regulations: (i) the parties shall report an Exchange consummated hereunder as a taxable sale of Units and Class B Shares by a Partner to (x) FIG, in the case of an Exchange with an Operating Entity or an Exchange with respect to which the Call Right has been exercised, or (y) FIGA, in the case of an Exchange with a Principal Entity; and (ii) no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

Section 3.14    HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.
FIG CORP.
By:     /s/ David N. Brooks
    Name:    David N. Brooks
    Title:    Vice President and Secretary
FIG ASSET CO. LLC
By:     /s/ David N. Brooks
    Name:    David N. Brooks
    Title:    Vice President and Secretary
/s/ Peter L. Briger, Jr.
Peter L. Briger, Jr.
/s/ Wesley R. Edens
Wesley R. Edens
/s/ Randal A. Nardone
Randal A. Nardone

[Signature Page to the Second Amended and Restated Exchange Agreement]

FORTRESS OPERATING ENTITY I LP
By: FIG Corp., its general partner
By:     /s/ David N. Brooks
    Name:    David N. Brooks
    Title:    Vice President and Secretary

FOE II (NEW) LP
By: FIG Corp., its general partner
By:     /s/ David N. Brooks
    Name:    David N. Brooks
    Title:    Vice President and Secretary

PRINCIPAL HOLDINGS I LP
By: FIG Asset Co. LLC, its general partner
By:     /s/ David N. Brooks
    Name:    David N. Brooks
    Title:    Vice President and Secretary

[Signature Page to the Second Amended and Restated Exchange Agreement]